UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Salix Pharmaceuticals, Inc. (“Salix”) and Progenics Pharmaceuticals, Inc. (“Progenics”) were informed by the Food and Drug Administration (“FDA”) on January 31, 2014 that the Anesthetic and Analgesic Drug Products Advisory Committee meeting proposed to occur on March 10-11, 2014 has been postponed to a date in the near future. The FDA informed the companies that the postponement is due to substantial scheduling conflicts. The FDA also informed the companies that it will inform them as soon as new dates have been secured. The FDA’s action to convene an Advisory Committee to address questions surrounding the class of mu opioid antagonists being developed for opioid induced constipation was taken following a formal appeal by Salix, Progenics’ collaborator, of the complete response action taken by the FDA on July 27, 2012 regarding the RELISTOR sNDA for opioid induced constipation in patients taking opioids that suffer from chronic pain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/S/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer